EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "Agreement") effective as of the 1st day of March, 2000 between OPEN DOOR ONLINE, INC., a New Jersey corporation (together with its successors and assigns referred to herein as the "Corporation"), with principal executive offices located at 46 Old Flat River Road, Coventry, Rhode Island 02816; and NORMAN J. BIRMINGHAM, residing at 10250 NW 52ND St., Coral Springs, FL 33076 (the "Executive").

                               W I T N E S E T H:

         WHEREAS, the Corporation desires to employ Executive as the Chief Financial Officer and Treasurer to engage in such activities and to render such services under the terms and conditions hereof and has authorized and approved the execution of this Agreement; and

         WHEREAS, Executive desires to be employed by the Corporation under the terms and conditions hereinafter provided;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
undertakings herein contained, the parties agree as follows:

1. Employment, Duties and Acceptance.

         1.1 Services. The Corporation hereby employs Executive, for the Term (as hereinafter defined in Section 2 hereof), to render services to the business and affairs of the Corporation in the office referenced in the recitals hereof and, in connection therewith, shall perform such duties as directed by the Board of Directors of the Corporation from time to time, in its reasonable discretion, and shall perform such other duties as shall be consistent with the responsibilities of such office (collectively the "Services"). Executive shall perform activities related to such office as he shall reasonably be directed or requested to so perform by the Corporation's Board of Directors, to whom he shall report. Executive shall use his best efforts, skill and abilities to promote the interests of the Corporation and its subsidiaries.

         1.2 Acceptance. Executive hereby accepts such employment and agrees to render the Services.

         1.3 Representations of the Executive. The Executive represents and warrants to the Corporation that his execution and delivery of this Agreement, his performance of the Services hereunder and the observance of his other obligations contemplated hereby will not (i) violate any provisions of or require the consent or approval of any party to any agreement, letter of intent or other document to which he is a party or (ii) violate or conflict with any arbitration award, judgment or decree or other restriction of any kind to or by which he is subject or bound.

         1.4 Executive's Ability to Contract. Notwithstanding anything herein contained to the contrary, executive shall have the right to make any contracts or commitments on behalf of the division the Executive operates as long as the Executive holds the position described above. Ratification of this contract by the Board of Directors authorizes the Executive right to negotiate for capital raises up to $1,000,000 per source. All other agreements in excess of these amounts or requiring commitment of company stock require the express consent of the Board of Directors.

2. Term of Employment.

         The term of Executive's employment under this Agreement (the "Term") shall commence on March 1, 2000 and shall terminate on February 28, 2003, unless sooner terminated pursuant to Sections 9 or 5.2 of this Agreement; provided, however, if the Corporation shall fail to give Executive notice of non-renewal not less than 180 days prior to the scheduled expiration of the Term hereof, the Term shall automatically be extended for an additional three (3) year period. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing Protection of Confidential Information shall continue in effect as specified in Section 10 hereof.

3.  Base Salary, Expense Reimbursement and Stock Options.

         3.1 Base Salary. During the Term, as full compensation for the Services, the Corporation agrees to pay Executive a minimum base salary ("Base Salary") at the annual rate of $75,000 for the period from March 31, 2000 to December 31, 2000. Such Base Salary shall be (i) increased thirteen percent (13%) annually effective Januaryt 1st of each year during the term of this Agreement, (ii) reviewed periodically for possible increases promptly after each future acquisition by the Corporation of any other corporation or business or other material increase in the Corporation's revenues or scope of the Corporation's business and (iii) renegotiated in good faith effective as of July 15, 2002 for possible increase based upon the Corporation's historical performance and projections for future performance. Such Base Salary shall be subject to withholding and other applicable taxes, payable during the term of this Agreement in accordance with the Corporation's customary payment practices, but not less frequently than monthly.

         3.2 Business Expense Reimbursement. Upon submission to, and approval by an officer of the Corporation designated by the Board of Directors of the Corporation, of a statement of expenses, reports, vouchers or other supporting information, which approval shall be granted or withheld based on the
Corporation's policies in effect at such time, the Corporation shall promptly reimburse Executive for all reasonable business expenses actually incurred or paid by him during the Term or renewals thereof in the performance of the Services, including, but not limited to, expenses for entertainment, travel and similar items.

         3.3 Stock Option Agreement. In addition to the salary hereinabove provided, the Executive shall be granted options to purchase 25,000 shares of the Corporation's Common Stock as of January 1 of each year during the Term of this Agreement at an exercise price equal to to average of the closing bid and asked price of the Corporation's Common Stock during month of December immediately preceeding said January 1, pursuant to the terms of the Stock Option Agreement between the Corporation and the Executive executed concurrently herewith.

4. Profit Sharing.

         4.1 Profit Sharing Amount. In order to provide performance-based incentive compensation to the Executive, the Corporation hereby agrees to pay the Executive, in addition to the Base Salary set forth in Section 3 hereof, a minimum cash bonus in respect of each fiscal year during the Executive's employment hereunder (the "Bonus") equal to the Applicable Percentage (as defined below) of the Net Pre-Tax Income (as defined below) of the Corporation. For purposes hereof, the Applicable Percentage shall equal (a) 1.0% if the Net Pre-Tax Income of the Corporation is less than $2,500,000 (b) 2.0% if the Net Pre-Tax Income of the Corporation is at least $2,500,000, but less than $3,500,000; (c) 2.50% if the Net Pre-Tax Income of the Corporation is at least $3,500,001, but less than $5,000,000; and (d) 3.0% if the Net Pre-Tax Income of the Corporation is at least $5,000,001.

         4.2 Net Pre-Tax Income of the Corporation. For purposes hereof, the Net Pre-Tax Income of the Corporation shall be the amount determined by the Board of Directors of the Corporation, after consultation with the independent accountants of the Corporation, to be the Net Pre-Tax Income of the Corporation with respect to a given fiscal year, which amount shall be determined based on the financial statements of the Corporation (a) in a manner consistent with generally accepted accounting principles, (b) with regard solely to the Corporation and its subsidiaries, (c) so as to exclude the effect of any elimination of interCorporation transfers applied with respect to any entity which is not a subsidiary of the Corporation, (d) after adding back any charges for management consulting or corporate services or payments with respect to non-competition agreements which may be paid to persons who are subject to reporting obligations with respect to the Corporation under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or their affiliates (other than the Corporation and its subsidiaries), (e) having regard to such other matters, if any, as the Board of Directors of the Corporation may determine to be equitable to consider and (f) without giving effect to any Bonus paid pursuant to this Section 4.2. The determination of the Board of Directors of the Corporation shall be final, conclusive and binding for all purposes, absent manifest error.

         4.3 Determination and Payment. The determination of the Applicable Percentage, of the Net Pre-Tax Income and of the extent to which any Bonus under this Section 4 may be payable (the "Final Determination") shall be determined by the Board of Directors (or a subcommittee thereof appointed for such purpose) of the Corporation in accordance with the terms hereof based on the financial statements of the Corporation and the criteria set forth herein with respect to each fiscal year. Such Final Determination with respect to any fiscal year shall be made promptly, and in any event within 15 days, after the Corporation has filed its Annual Report on Form 10-K for each year with the Securities and Exchange Commission. Within 45 days after the end of the Corporation's fiscal year, based on the preliminary results of the Corporation for such fiscal year, the Corporation shall pay the Executive an amount equal to 60% of the estimated minimum cash Bonus based on such preliminary results. The balance of the definitive Bonus so determined, if any, shall be payable to the Executive in a single lump sum no later than thirty days after the Final Determination has been made. In any event, all matters pertaining to the Bonus and to the payment of any Bonus to the Executive hereunder, shall be administered and determined by the Board of Directors (or a subcommittee thereof appointed for such purpose) in its reasonable discretion consistent with the terms hereof, the determination of which shall be final, conclusive and binding for all purposes, absent manifest error.

         4.4 Bonus. The Board of Directors, at its discretion shall be allowed to provide an additional bonus in excess of the remuneration already included.

         4.5 Partial Years. Notwithstanding anything contained herein to the contrary, no Bonus under this Section 4 shall be deemed earned or payable with respect to any fiscal year during which this Agreement or the Executive's employment is terminated by the Corporation for Cause (as such term is hereinafter defined).

         4.6 Nothing in this Section 4 shall be construed as conferring upon the Executive any right (i) normally associated with the ownership of capital stock;
(ii) to continue in the employ of the Corporation or any affiliate of the Corporation; or (iii) to interfere in any way with the right of the Corporation to terminate this Agreement in accordance with the provisions hereof. Nothing in this Agreement shall be construed to imply that any specific assets of the Corporation have been set aside to provide for payments under this Agreement. Any payments under this Agreement shall be made solely from general assets of the Corporation existing at the time such payments are due.

5.  Severance Upon Termination.

         5.1 Termination. In the event that Executive's employment hereunder shall be terminated by the Corporation without Cause (as defined in Section 9.3 hereof) or by the Executive for Good Reason (as defined in Section 9.5 hereof) or upon a Change in Control (as defined in Section 9.6 hereof) or upon the death or Disability (as defined in Section 9.2) of Executive at any time prior to the end of the Term, the Executive shall be entitled to receive from the Corporation, in addition to any Base Salary earned to the date of termination, a severance payment in an amount equal to the greater of (i) the balance of the Executive's Base Salary due through the balance of the Term of this Agreement or
(ii) two (2) times the Executive's Base Salary as was payable to Executive during the then current calendar year plus two (2) times the Bonus for which Executive was entitled during the immediately preceding fiscal year. The Corporation agrees to purchase all the outstanding stock at the fair market value on the date notice is given. The amounts due hereunder shall be payable, in lump sum of the effective date of termination, without offset or defense or any obligation of the Executive to mitigate damages.

6. Additional Benefits.

         6.1 In General. In addition to the compensation, bonuses, expenses and other benefits to be paid under Sections 3, 4 and 5 hereof, Executive will be entitled to all rights and benefits for which he shall be eligible under any insurance, health and medical, incentive, bonus, profit-sharing, pension or other extra compensation or "fringe" benefit plan of the Corporation or any of its subsidiaries now existing or hereafter adopted for the benefit of the executives or employees generally of the Corporation. The provisions of this Agreement which incorporate employee benefit packages shall change as and when such employee benefit packages change. In the event that the Corporation does not provide family health and medical insurance for the benefit of the executives and employees generally of the Corporation, the Corporation shall provide Executive and pay the all costs associated with family health and medical insurance for the benefit of Executive as selected by Executive in his sole discretion.

         6.2 Automobile. The Corporation shall pay the Executive $300 per month plus all expenses including insurance, maintenance and repairs and fuel.

         6.3 Life and Disability Insurance. The Corporation shall provide the Executive with (i) a policy of term life insurance in an amount equal to not less than three (3) times his annual Base Salary hereunder, payable to such beneficiary or beneficiaries as shall be designated by him in writing and (b) a policy of disability insurance that will provide Executive with an annual amount equal to not less than seventy-five percent (75%) of his then current Base Salary, payable until Executive shall reach 65 years of age, with a waiting period not to exceed 120 days. This paragraph is effective, if and when all officers compensation includes this provision.

          6.3.1 Director's and Officers Insurance. The Corporation shall provide the Executive with a policy of director's and officers liability insurance in such amounts and providing such coverage as the Executive and the Corporation shall reasonably agree, consistent with policies obtained by other publicly held companies of similar size and engaged in similar businesses.

7. Vacation.

         The Executive shall be entitled, during the Term of this Agreement, to a vacation period annually, as follows:

         March 1, 2000 through February 28, 2003 --  four (4) weeks;

during which all salary, compensation, benefits and other rights to which the Executive is entitled to hereunder shall be provided in full. Such vacation may be taken in the Executives discretion, and such time or times as are not inconsistent with the reasonable business needs of the Corporation. In addition, Executive shall be entitled to up to eight (8) sick days and two (2) personal days for each year commencing January 1, during which all salary, compensation, benefits and other rights to which the Executive is entitled to hereunder shall be provided in full.

8. Insurability; Right to Insure.

         Executive agrees that the Corporation shall have the right during the Term to insure the life of Executive by a policy or policies of insurance in such amount or amounts as it may deem necessary or desirable, and the Corporation shall be the beneficiary of any stitch policy or policies and shall pay the premiums or other costs thereof. The Corporation shall have the right, from time to time, to modify any such policy or policies of insurance or to take out new insurance on the life of Executive. Executive agrees, upon request, at any time or times prior to the commencement of or during the Term to sign and deliver any and all documents and to submit to any physical or other reasonable examinations which may be required in connection with any such policy or policies of insurance or modifications thereof.

9. Termination.

         9.1 Death. If Executive dies during the Term of this Agreement, Executive's employment hereunder shall terminate upon his death and all obligations of the Corporation hereunder shall terminate on such date, except that Executive's estate or his designated beneficiary shall be entitled to payment of any unpaid accrued Base Salary through the date of his death. In addition, any accrued and unpaid Bonus shall be paid in accordance with Section 4 hereof. In addition, Executive's estate or his designated beneficiary shall be entitled to payment of the severance payments set forth in Section 5.1 hereof.

         9.2 Disability. If Executive shall be unable to perform a significant part of his duties and responsibilities in connection with the conduct of the business and affairs of the Corporation and such inability lasts for (i) a period of at least one hundred twenty (120) consecutive days, or (ii) periods aggregating at least one hundred eighty (180) days during any three hundred sixty-five (365) consecutive days, by reason of Executive's physical or mental disability, whether by reason of injury, illness or similar cause, Executive shall be deemed disabled, and the Corporation any time thereafter may terminate Executive's employment hereunder by reason of the disability. Upon delivery to Executive of such notice, all obligations of the Corporation hereunder shall terminate, except that Executive shall be entitled to payment of any unpaid accrued Base Salary through the date of termination. In addition, any accrued and unpaid Bonus shall be paid in accordance with Section 4 hereof. In addition, the Executive shall be entitled to those severance payments set forth in Section
5.1 hereof. The obligations of Executive under Section 10 hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 9.2.

         9.3 Termination For Cause. The Corporation may at any time during the Term, without any prior notice, terminate this Agreement and discharge Executive for Cause, whereupon the Corporation's obligation to pay compensation or other amounts payable hereunder to or for the benefit of Executive shall terminate on the date of such discharge. As used herein the term Cause shall mean: (i) a willful and material breach by Executive of the terms of this Agreement' which breach shall not have been cured within thirty (30) days of writen notice of such breach; (ii) willful violation of specific and lawful written direction from the Board of Directors of the Corporation, which violation shall not have been cured within thirty (30) days of written notice of such violation, provided such direction is not inconsistent with the Executive's duties and responsibilities as the, Chief Executive Officer and President of the Corporation; or (iii) conviction of the Executive of a felony by a federal or state court of competent jurisdiction, which felony is directly and materially related to or arises out of Executive's employment with the Corporation. The obligations of the Executive under Section 10 shall continue notwithstanding termination of the Executive's employment pursuant to this Section 9.3.

         9.4 Termination Without Cause. The Corporation shall have the option to terminate this Agreement Without Cause upon one hundred and eighty (180) days' written notice to the Executive. In the event the Corporation terminates this Agreement without Cause as defined above, the Corporation shall pay the Executive upon termination, the amount required pursuant to Section 5.1. The obligations of the Executive under Section 10 hereof shall continue notwithstanding termination of the Executive's employment pursuant to this
Section 9.4.

         9.5 Termination by Executive For Good Reason. The Executive shall have the right to terminate this Agreement for Good Reason, as hereinafter defined, upon written notice to the Corporation. Good Reason shall mean any of the following: (i) the assignment to the Executive of duties inconsistent with the Executive's position, duties, responsibilities, titles or offices as described herein; (ii) any material reduction by the Corporation of the Executive's duties and responsibilities (including the appointment, without the Executive's consent, of an Executive officer senior to him, in his respective sphere and;
(iii) any reduction by the Corporation of the Executive's compensation or benefits payable hereunder (it being understood that a reduction of benefits applicable to all executives of the Corporation, including the Executive, shall not be deemed a reduction of the Executive's compensation package for purposes of this definition.

         9.6. Termination by Executive upon Change in Control. Executive, at his option, shall be able to terminate this Agreement upon written notice given to the Secretary of the Corporation within ninety (90) days of an occurrence of a "Change in Control". A "Change in Control" of the Corporation shall mean a change in control of the Corporation or any entity controlling the Corporation (referred to collectively in this Section 5 as the Corporation) of a nature that would be required to be reported in response to Item 1 of a Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who or which was a shareholder of the Corporation immediately prior to the Corporation's initial public offering (the "IPO"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's outstanding securities ordinarily having the right to vote at elections of directors; or (b) individuals who constitute the Board concurrent with the execution of this Agreement (the incumbent Board) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a sale by the Corporation of all or substantially all of its assets occurs. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transactions which result in the acquisition by the Executive, or by a group of persons which includes the Executive, directly or indirectly, of a majority of either the outstanding shares of common stock of the Corporation or the voting securities of any corporation which acquires all or substantially all of the assets of the Corporation, whether by way of merger, consolidation, sale of such assets or otherwise.

10. Protection of Confidential Information.

         In view of the fact that Executive's work for the Corporation will bring him into close contact with confidential information and plans for future developments, Executive agrees to the following:

         10.1 Secrecy. To keep secret and retain in the strictest confidence all confidential matters of the Corporation, including, without limitation, trade "know how" and trade secrets, customer lists, pricing policies, marketing plans, technical processes, formulae, inventions and research projects, and other business affairs of the Corporation, learned by him heretofore or hereafter, and not to disclose them to anyone inside or outside of the Corporation, except in the course of performing the Services hereunder or with the express written consent of the Chief Executive Officer or Board of Directors of the Corporation and except to the extent such information is already known to the general public

         10.2 Return Memoranda, etc. To deliver promptly to the Corporation on termination of his employment, or at any other time as the Chief Executive Officer or the Board of Directors of the Corporation may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Corporation's business and all property associated therewith, which he may then possess or have under his control.

         10.3 Covenants.

          10.3.1 Non-competition. Executive agrees that at all times while he is employed by the Corporation and, regardless of the reason for termination of his employment or this Agreement, for a period of one (1) year thereafter, he will not, as a principal, agent, employee, employer, consultant, stockholder, investor, director or co-partner of any person, firm, corporation or business entity other than the Corporation, or in any individual or representative capacity whatsoever, directly or indirectly, without the express prior written consent of the Corporation:

     (i) engage or participate in any business whose products or services are competitive with that of the Corporation, which business is involved with all facets of music production and sales, and which conducts or solicits business, or transacts with supplier or customers located within the United States and worldwide;

     (ii) aid or counsel any other person, firm, corporation or business entity to do any of the above;

     (iii)become employed by a firm, corporation, partnership or joint venture which competes with the business of the Corporation within the United States; or

     (iv) approach, solicit business from, or otherwise do business or deal with any customer of the Corporation in connection with any product or service competitive to any provided by the Corporation.

          10.3.2 Anti-Raiding. Executive agrees that during the term of his employment hereunder, and, thereafter for a period of one (1) year, he will not, as a principal, agent, employee, employer, consultant, director or partner of any person, firm, corporation or business entity other than the Corporation, or in any individual or representative capacity whatsoever' directly or indirectly, without the prior express written consent of the Corporation approach, counsel or attempt to induce any person who is then in the employ of the Corporation to leave the employ of the Corporation or employ or attempt to employ any such person or persons who at any time during the preceding six months was in the employ of the Corporation.

          10.3.3 Executive's Acknowledgements. Executive acknowledges (i) that his position with the Corporation requires the performance of services which are special, unique, and extraordinary in character and places him in a position of confidence and trust with e Customers and employees of the Corporation, through which, among other things, he shall obtain knowledge of the Corporation's "technical information" and "know-how" and become acquainted with its customers, in which matters the Corporation has substantial proprietary interests; (ii) that the restrictive covenants set forth above are necessary in order to protect and maintain such proprietary interests and the other legitimate business interests of the Corporation; and (iii) that the Corporation would not have entered into this Agreement unless such covenants were included herein.

         Executive also acknowledges that the business of the Corporation presently will extend throughout the United States, and that he will personally supervise and engage in such business on behalf of Corporation and, accordingly, it is reasonable that the restrictive covenants set forth above are not more limited as to geographic area then is set forth therein. Executive also represents to the Corporation that the enforcement of such covenants will not prevent Executive from earning a livelihood or impose an undue hardship on the Executive.

         10.4 Severability. If any of the provisions of this Section 10, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or provisions, which shall be given full effect, without regard to the invalid portions. If any of the provisions of this Section 10, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or the type of conduct restricted therein, the parties agree that the court making such determination shall have the power to modify the duration, geographic area and/or other terms of such provision and, as so modified, said provision(s) shall then be enforceable. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Corporation's right to the relief provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         10.5 Injunctive Relief. Executive acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach or threatened breach of the provisions of Sections 10.1, 10.2, or 10.3 hereof will cause irreparable injury and incalculable harm to the Corporation, and the Corporation shall, accordingly, be entitled to injunctive and other equitable relief for such breach or threatened breach and that resort by the Corporation to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which the Corporation may have with respect to such breach or threatened breach. The Corporation and Executive agree that any such action for injunctive or equitable relief shall be heard in a state or federal court situate in Rhode Island and each of the parties hereto, hereby agrees to accept service of process by registered mail and to otherwise consent to the jurisdiction of such courts.

         10.6 Expenses of Enforcement of Covenants. In the event that any action, suit or proceeding at law or in equity is brought to enforce the covenants contained in Sections 10.1, 10.2, or 10.3 hereof or to obtain money damages for the breach thereof, the party prevailing in any such action, suit or other proceeding shall be entitled upon demand, to reimbursement from the other party for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection therewith.

         10.7 Separate Agreement. The provisions of this Section 10 shall be construed as an agreement on the part of the Executive independent of any other part of this Agreement or any other agreement, and the existence of any claim or cause of action of the Executive against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of the provisions of this Section 10.

11. Indemnification.

          The Corporation shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors and officers liability insurance policy at the Corporation's expense to the same extent as provided for any other director, officer or trustee of the Corporation. In addition, the Corporation shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under the law of its state of incorporation against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which the Executive may be involved by reason of his having been a director or officer of the Corporation or any subsidiary thereof. Such expenses and liabilities shall include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board if such action is brought against the Executive in his capacity as a director or officer of the Corporation or any subsidiary thereof. The Corporation shall, upon the request of the Executive, advance to the Executive such amounts as necessary to cover expenses, including without limitation legal fees and expenses, incurred by the Executive in connection with any suit or proceeding in which the Executive may be involved by reason of his being or having been a director or officer of the Corporation or of any subsidiary thereof. Such indemnity and advance of expenses, however, shall not extend to matters as to which the Executive is finally adjudged to be liable for wilful misconduct in the performance of his duties.

12. Arbitration.

          Except with respect to any proceeding brought under Section 10 hereof, any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Employment Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in Kent County, Rhode Island pursuant to the rules then applying of the American Arbitration Association The arbitrators shall consist of one representative selected by the Corporation, one representative selected by the Executive and one representative selected by the first two arbitrators The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be commenced within thirty (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within thirty (30) days after the hearings in the arbitration proceedings areclosed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. Should either the Corporation or the Executive fail to appoint an arbitrator as required by this Section 12 within thirty (30) days after receiving written notice from the other party to do so, the arbitrator appointed by the other party shall act for all of the parties and his decision in writing shall be binding and conclusive on all of the parties to this Employment Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement; judgment upon such decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award.

13. Notices.

         All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, telecopy or mailed first-class, postage prepaid, by registered or certified mail (notices sent by telegram or mailed shall be deemed to have been given on the date sent), to the parties at their respective addresses hereinabove set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith. Copies of all notices shall be sent to the attorney selecteed by the Executive and noticed in writing to mthe Corporation from time to time.

14. General.

         14.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Rhode Island applicable to agreements made and to be performed entirely in Rhode Island.

         14.2 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         14.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation' promise or inducement not so set forth.

         14.4 Severability. If any of the provisions of this Agreement shall be unlawful, void, or for any reason, unenforceable, such provision shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remaining portions of this Agreement.

         14.5 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision hereof.

         14.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

         14.7 Assignability. This Agreement, and Executive's rights and obligations hereunder, may not be assigned by Executive. The Corporation may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the rights and obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets; provided, however, that any such assignment shall not release the Corporation from its obligations hereunder. This Agreement shall inure to the benefit of, and be binding upon, the Executive and his executors, administrators, heirs and legal representatives.

         14.8 Amendment. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                                     OPEN DOOR ONLINE, INC.


By: _____________________                   By: _____________________________
      Name:                                       Name:
      Title:                                      Title



WITNESS:

--------------------------                  -----------------------------------
                                            Norman J. Birmingham, individually

                        Amendment to Employment Contract
                              Norman J. Birmingham
                                  March 1, 2000

Paragraph 3.3 Stock Option Agreement is rescinded due to the lack of an authorized employment stock option program. In the event the Board of Directors of Open Door Online, Inc. and the shareholders agree to the formation of a stock option plan awards may be made upon the approval of the Board of Directors at that time.



Signed this 31st day of March, 2000


-----------------------------------
Norman J. Birmingham